June 27, 1996

The Med-Design Corporation
North American Building, Suite 310
121 South Broad Street
Philadelphia, PA 19107


          Re: Registration Statement on Form S-3
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Gentlemen:

          We have acted as special counsel to and for The Med-Design Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (Registration No. 333-5927), as amended by Amendment No. 1 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 300,000 shares (the "Shares") of its common stock, par value $.01 per share (the "Common Stock").


        We have examined the Company's Certificate of Incorporation and Bylaws, resolutions of the Board of Directors of the Company, the Underwriters'
Warrant Agreement dated June 6, 1995 by and between the Company and Gilford Securities Incorporated (the "Warrant Agreement") and such other items we deem material to this opinion.

        Based upon the foregoing information and examination, it is our opinion that the Shares of Common Stock of the Company covered by the Registration Statement have been duly authorized and, when sold, issued and paid for as contemplated by the Warrant Agreement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement to the fact that this opinion concerning the validity of the issue has been rendered by us.

                                     Very truly yours,

                                     STRADLEY, RONON, STEVENS & YOUNG, LLP


                                     By:            Bruce G. Leto
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                                                    Bruce G. Leto